UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 15, 2019
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PARKWAY ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	333-209052 (Commission File Number)	47-5486027 (I.R.S. Employer Identification No.)

101 Jacksonville Circle Floyd, Virginia (Address of principal executive offices)	24091 (Zip Code)

Registrant's telephone number, including area code: (540) 745-4191

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2019, the Board of Directors of Parkway Acquisition Corp. (the "Company") appointed Lori Vaught as Executive Vice President and Chief Financial Officer of the Company and its wholly-owned subsidiary, Skyline National Bank (the "Bank"), effective immediately.  Ms. Vaught succeeds Blake Edwards, who was appointed President and Chief Executive Officer effective January 1, 2019, as Chief Financial Officer.

Ms. Vaught, age 45, has served in various roles at the Company and the Bank and its predecessors, Grayson Bankshares, Inc. and Grayson National Bank, since 2002, including as Controller from August, 2012 to January, 2019 and as Vice President of Loan Operations from September, 2002 to August, 2012.  In connection with her appointment Mrs. Vaught will receive an initial base salary of $105,000 per year and will be eligible to participate in the Company's annual incentive plan and other benefits commensurate with role as an executive vice president.

A press release announcing Ms. Vaught's appointment is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

Item 8.01.     Other Events.

On January 22, 2019, the Company issued a press release announcing a stock repurchase plan.  A copy of the press release is attached as Exhibit 99.2 to this report and is incorporated by reference into this Item 8.01.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 22, 2019 regarding CFO appointment.
99.2	Press release dated January 22, 2019 regarding repurchase plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKWAY ACQUISITION CORP.
(Registrant)

Date: January 22, 2019	By:	/s/ Blake M. Edwards
Blake M. Edwards
President and Chief Executive Officer

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